SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 2, 2004

                          BANKENGINE TECHNOLOGIES, INC.
            (Formerly known as Callmate Telecom International, Inc.)
             (Exact name of registrant as specified in its charter)


DELAWARE                             000-27773                   59-3134518
--------                             ---------                   ----------
(State of Incorporation)      (Commission File Number)         (IRS Employer
                                                             Identification No.)



                              425 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
          (Address of principal executive offices, including zip code)

                          (631) 396-3950 (Registrant's
                     telephone number, including area code)


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ITEM 5.           OTHER EVENTS AND REQUIRED FD DISCLOSURE

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Michael J. Xirinachs, our Chairman and Chief Executive Officer, is the managing member of Emerald Asset Advisors LLC ("Emerald"). Emerald entered into a consulting agreement with Syscan, Inc. ("Syscan") in December 2003, pursuant to which Emerald agreed to provide consulting advice to Syscan with respect to identifying and consummating a transaction with a view toward enhancing Syscan's shareholder value. Emerald also has agreed to use its "best-efforts" to introduce Syscan to potential investors for capital raising purposes. With respect to an acquisition, Emerald will be entitled to receive ten percent (10%) of the shares issued to Syscan or its shareholder, and with respect to capital raising, Emerald will be entitled to receive up to ten percent (10%) of the proceeds raised by Syscan, depending upon Emerald's role in any such transaction.

                  In connection with the proposed transaction between the Company and Syscan, Emerald would be entitled to receive ten percent (10%) of the shares issued to Syscan by us in the proposed transaction.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         None.


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                           BANKENGINE TECHNOLOGIES, INC.



                                           By:      /S/ MICAHEL J. XIRINACHS
                                              --------------------------------
                                                    Michael J. Xirinachs
                                                    CEO
March 2, 2004

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